Exhibit 24

NORTHERN OIL AND GAS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Michael L. Reger and Thomas W. Stoelk, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the Company that may be offered by the Company, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors of Northern Oil and Gas, Inc. has hereunto set his or her hand this 7th day of May, 2013.

/s/ Loren J. O’Toole Loren J. O’Toole	Director

/s/ Richard Weber Richard Weber	Director

/s/ Jack King Jack King	Director

/s/ Robert Grabb Robert Grabb	Director

/s/ Lisa Bromiley Lisa Bromiley	Director

/s/ Delos Cy Jamison Delos Cy Jamison	Director